                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 POST-EFFECTIVE
                           AMENDMENT NO. 1 TO FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           AAMES FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its charter)

          DELAWARE                                      95-4340340
(State or other jurisdiction               (I.R.S. employer identification No.)
     of incorporation)


                       350 SOUTH GRAND AVENUE, 52ND FLOOR
                         LOS ANGELES, CALIFORNIA 90071
               (Address of principal executive offices) (Zip Code)
                             1997 STOCK OPTION PLAN,
                      1997 NON-QUALIFIED STOCK OPTION PLAN
                       AND STOCK OPTION AGREEMENT BETWEEN
                 AAMES FINANCIAL CORPORATION AND DAVID A. SKLAR
                              (Full title of plan)

                             BARBARA S. POLSKY, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                           AAMES FINANCIAL CORPORATION
                       350 SOUTH GRAND AVENUE, 52ND FLOOR
                          LOS ANGELES, CALIFORNIA 90071
                     (Name and address of agent for service)

                                 (213) 210-5000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE



                                                                 Proposed             Proposed Maximum
      Title of                               Number of           Maximum                 Aggregate
    Securities                                Shares             Offering                Offering                     Amount of
       to be                                   to be             Price Per                Price                     Registration
    Registered                               Registered          Share (1)(2)             (1)(2)                        Fee
    ----------                              ------------         ------------         ----------------              ------------
Common Stock, $.001 par value per           1,784,000 (4)        $ 14.06                 $25,083,040.00              $7,287.02(5)
share
Preferred Share                             1,784,000 (4)        NA                      N/A                          N/A
Purchase Rights (3)



(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

(2)     Calculated pursuant to Rule 457(c) and 457(h)(1).

(3) The Rights to purchase the Preferred Stock will be attached to and will trade with the shares of Common Stock of the Registrant.


(4) Includes 1,084,000 shares of Common Stock previously registered under the Registrant's Registration Statement on Form S-8 (Registration No. 333-40821) (the "Registration Statement") for which a registration fee had previously been paid. This Post-Effective Amendment No. 1 registers an additional 700,000 shares in accordance with General Instruction E to Form S-8.

(5) Includes $4,383.63 previously paid in connection with the Registration Statement.

        This Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-8 (Registration No. 333-40821) incorporates by reference the contents of such earlier Registration Statement.


                                     PART II

ITEM 8.  EXHIBITS.


        4.1     Registrant's 1997 Stock Option Plan*/


        4.2 Registrant's 1997 Non-Qualified Stock Option Plan (amended and restated)


        4.3     Stock Option Agreement between the Registrant and David A.
                Sklar*/



        5.1 Opinion of Linda M. Iannone, Esq., Associate General Counsel and Assistant Secretary of the Registrant, regarding validity of securities


        23.1    Consent of Price Waterhouse LLP

        23.2    Consent of KPMG Peat Marwick LLP


        23.3 Consent of Linda M. Iannone, Esq., Associate General Counsel and Assistant Secretary of the Registrant (included in Exhibit 5.1)



*/Previously filed.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California as of June 24, 1998.



                                  AAMES FINANCIAL CORPORATION
                                  (Registrant)

                                  By:     /s/ Cary H. Thompson
                                     -------------------------------
                                       Cary H. Thompson
                                       Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Cary H. Thompson and David A. Sklar and each of them, his attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         SIGNATURE                                        TITLE                                             DATE
         ---------                                        -----                                             ----
/s/ Cary H. Thompson                      Chief Executive Officer and Director                          June 24, 1998
-------------------------------           (Principal Executive Officer)
Cary H. Thompson

/s/ Neil B. Kornswiet*                    President and Director                                        June 24, 1998
-------------------------------
Neil B. Kornswiet

/s/ David A. Sklar                        Executive Vice President-Finance and                          June 24, 1998
-------------------------------           Chief Financial Officer
David A. Sklar                            (Principal Financial and Accounting Officer)


/s/ George W. Coombe, Jr.*                Director                                                      June 24, 1998
-------------------------------
George W. Coombe, Jr.

/s/ John C. Getzelman*                    Director                                                      June 24, 1998
-------------------------------
John C. Getzelman

/s/ Melvyn Kinder*                        Director                                                      June 24, 1998
-------------------------------
Melvyn Kinder

/s/ Lee Masters*                          Director                                                      June 24, 1998
-------------------------------
Lee Masters

/s/ Georges C. St. Laurent, Jr.*          Director                                                      June 24, 1998
-------------------------------
Georges C. St. Laurent, Jr.



*By: /s/ Cary H. Thompson
    -------------------------------
        Cary H. Thompson
        Attorney-in-fact

                                  EXHIBIT INDEX



Exhibit
No.                     Description
-------                 -----------
4.1        Registrant's 1997 Stock Option Plan*/

4.2 Registrant's 1997 Non-Qualified Stock Option Plan (amended and restated)

4.3        Stock Option Agreement between the Registrant and David A. Sklar*/

5.1        Opinion of Linda M. Iannone, Esq., Associate General Counsel and
           Assistant Secretary of the Registrant, regarding validity of securities

23.1       Consent of Price Waterhouse, LLP

23.2       Consent of KPMG Peat Marwick LLP

23.3       Consent of Linda M. Iannone, Esq., Associate General Counsel and
           Assistant Secretary of the Registrant (included in Exhibit 5.1)



*/Previously filed.



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